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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           KOFAX IMAGE PRODUCTS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                    Delaware                              33-0114967
            ------------------------                  -------------------
            (State of Incorporation                     (IRS Employer
                or Organization)                      Identification No.)


                3 Jenner Street
               Irvine, California                            92618
   ----------------------------------------               ----------
   (Address of Principal Executive Offices)               (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

              Title of each class                Name of each exchange on which
              to be so registered                each class is to be registered
              -------------------                ------------------------------
                     None                                 Not applicable


Securities to be registered pursuant to Section 12(g) of the Act:


                          Common Stock, $.001 par value
--------------------------------------------------------------------------------
                                (Title of Class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

         See "Description of Capital Stock" and "Shares Eligible for Future Sale" in the preliminary prospectus of the Registrant, incorporated by reference from the Registration Statement on Form S-1 of Registrant, Registration No. 333-34531, filed with the Securities and Exchange Commission on August 28,
1997, and amended on September 19, 1997, October 1, 1997 and October 2, 1997, as such may be further amended or supplemented.

Item 2.  Exhibits

         The following documents included as exhibits, as indicated, to Registrant's Registration Statement on Form S-1, Registration No. 333-34531, filed with the Securities and Exchange Commission on August 28, 1997, and amended on September 19, 1997, October 1, 1997 and October 2, 1997, as such may be further amended or supplemented, are incorporated herein by reference.

                                                                                                       FORM S-1
     EXHIBIT DESCRIPTION                                                                           EXHIBIT NUMBER
     -------------------                                                                           --------------
     Restated Certificate of Incorporation of the Company                                               3.1

     Bylaws of the Company, as amended                                                                  3.2

     Certificate of Amendment of Certificate of Incorporation of the Company                            3.3

     Specimen Certificate of Common Stock                                                               4.1

     Amended and Restated Incentive Stock Option, Nonqualified Stock Option and Restricted
     Stock Purchase Plan (the "1992 Plan"), as amended on September 11, 1992                           10.1

     Form of Incentive Option Agreement pertaining to the 1992 Plan                                    10.2

     Form of Nonqualified Option Agreement pertaining to the 1992 Plan                                 10.3

     Form of Restricted Stock Agreement pertaining to the 1992 Plan                                    10.4

     1996 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase
     Plan (the "1996 Plan")                                                                            10.5

     Form of Stock Option Agreement pertaining to the 1996 Plan                                        10.6

     Kofax Image Products, Inc. 1997 Stock Option Plan for Non-Employee Directors (the
     "Director Plan")                                                                                  10.8

     Form of Stock Option Agreement pertaining to the Director Plan                                    10.9

     Kofax Image Products, Inc. 1997 Employee Stock Purchase Plan                                      10.10

     First Restated Registration Rights Agreement, dated as of March 6, 1989, by and among
     the Company and the Purchasers identified therein                                                 10.13





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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       KOFAX IMAGE PRODUCTS, INC.



                                       By: /s/ DAVID S. SILVER
                                           -----------------------
                                               David S. Silver
                                               President and Chief
                                               Executive Officer

                                       Dated: October 6, 1997



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